AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2008

                            REGISTRATION NO. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ARISE TECHNOLOGIES INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)



        NEVADA                        3674                       22-3971679
-------------------------   -------------------------     ----------------------
(State or jurisdiction of      (Primary Standard            (I.R.S. Employer
    incorporation or        Industrial Classification     Identification Number)
      organization)                                           Code Number)

                             ARISE TECHNOLOGIES INC.
                           300 Center Ave., Suite 202,
                               Bay City, MI 48708
                                 (989) 509-5998


          (Address and telephone number of principal executive offices)

         COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO
                      AGENT FOR SERVICE, SHOULD BE SENT TO:

                                   SHIH LIANG
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR
                           300 CENTER AVE., SUITE 202,
                               BAY CITY, MI 48708
                                 (989) 509-5998

            (Name, address and telephone number of agent for service)

                                WITH A COPY TO:

                            STEPHEN J. CZARNIK, ESQ.
                               JAN P. COHEN, ESQ.
                               COHEN & CZARNIK LLP
                                 17 STATE STREET
                                   39TH FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 232-8323

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |




                                               CALCULATION OF REGISTRATION FEE

============================================================================================================
        Title of Each           Dollar Amount      Proposed Maximum         Proposed          Amount of
     Class of Securities       To Be Registered     Offering Price     Maximum Aggregate  Registration Fee
       To Be Registered                               Per Share          Offering Price
------------------------------------------------------------------------------------------------------------
         Common Stock             $20,000,000           $1.00              $20,000,000             $786.00
 $0.0001 par value per share
============================================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2008

                                   PROSPECTUS

                                20,000,000 SHARES

                             ARISE TECHNOLOGIES INC.

                                  COMMON STOCK

Arise Technologies Inc. is offering on a best-effort basis a total of 20,000,000 shares of our common stock at a price of $1.00 per share. The shares are intended to be sold directly through the efforts of our officers and directors. There is no minimum number of shares that the Company must sell in order to receive any subscription. The Company may receive little or no funds from this offering. The Company is not engaging underwriters for this offering. For more information, see "Plan of Distribution" on page 9.

On December 13, 2007, there were 19,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

As of December 13, 2007, there were approximately 26 holders of record of the Company's common stock as determined from the Company's transfer agent's list. Such list does not include beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies.

The Company will bear all expenses in connection with the registration and sales of the shares of common stock.

Investing in Our common stock involves risks.

See "Risk Factors" Beginning on page 6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or has determined if this prospectus is truthful or complete any representation to the contrary is a criminal offense.

We have retained no underwriters in connection with this offering.

The date of this prospectus is February 22, 2008.

                                TABLE OF CONTENTS

                                      PAGE



Prospectus Summary.........................................................3
Risk Factors...............................................................6
Forward-Looking Statements.................................................9
Use of Proceeds............................................................10
Determination of Offering Price............................................11
Dilution...................................................................11
Plan of Distribution.......................................................11
Legal Proceedings..........................................................12
Directors, Officers, Promoters and Control Persons.........................12
Security Ownership of Beneficial Owners and Management.....................13
Description of Securities..................................................15
Disclosure of Commission Position of Indemnification for Securities Act
  Liabilities..............................................................15
Organization Within Last Five Years........................................15
Interests of Named Experts and Counsel.....................................16
Description of Business....................................................16
Management's Discussion and Analysis of Financial Condition and
  Plan of Operations.......................................................20
Description of Property....................................................24
Certain Relationships and Related Transactions.............................25
Market for Common Equity and Related Stockholder Matters...................25
Executive Compensation.....................................................26
Legal Matters..............................................................26
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure.................................................26
Transfer Agent.............................................................26
Index to Consolidated Financial Statements.................................27

                               PROSPECTUS SUMMARY

This Summary highlights selected information contained elsewhere in this prospectus. This Summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the Financial Statements, before making a decision to invest in our common stock.

                                   OUR COMPANY

Arise Technologies Inc. initially developed and designed peripheral integrated circuits ("IC") for single chip mobile solutions and then pursued the development of mobile applications utilizing this single chip IC in the mobile entertainment market. In the mobile phone industry, the single chip IC (which integrates radio frequency ("RF"), baseband and power management in Complementary Metal Oxide Semiconductor ("CMOS") technology) has been a growing trend since 2006. Management believes this single chip IC will dramatically drop the major IC cost in the mobile phone market which will cause the demand of a low cost mobile device to increase within the markets of China, India and Latin America, as well as others.

We incurred net losses in the years ended December 31, 2006 and 2005 of $(81,583) and $(30,128) respectively as well as a net loss of $(138,058) for the nine months ended September 30, 2007, as we continued to implement our growth plans. The following table summarizes these results:


                                                 Year Ended     Year Ended    Nine Months Ended
                                                 December 31,   December 31,      Sept 30,
                                                     2005           2006            2007
                                                -------------   ------------  --------------


 Revenues                                       $     1465      $     32       $   62,263
                                                =============   ===========    ===========
 Operating Expenses                             $   31,593      $  81,615      $  200,321
                                                =============   ===========    ===========
 Net Income (Loss)                              $  (30,128)     $ (81,583)     $ (138,058)
                                                =============   ===========    ===========
 Net Loss Per Common Share, Basic and Diluted   $    (0.30)     $   (0.20)     $  (0.2761)
                                                =============   ===========    ===========


                                                         December 31,          Sept 30,
                                                ---------------------------    -----------
                                                     2005          2006           2007
                                                -------------   -----------    -----------


 Working Capital Deficiency                     $    (4775)     $   37,342    $ (129,643)
                                                =============   ===========   ===========
 Total Assets                                   $   28,114      $   40,790     $ 155,294
                                                =============   ===========   ===========
 Total Stockholders' (Deficiency) Equity        $     (684)      $  40,606     $ (99,253)
                                                =============   ===========   ===========
 Accumulated Deficit                            $  (31,724)     $ (113,307)    $(251,365)
                                                =============   ===========   ===========



                              CORPORATE INFORMATION

We are a Nevada corporation. We were incorporated in Taiwan in June of 2004. We converted to a Nevada corporation on March 7, 2007. Our principal executive offices are located at 300 Center Ave., Suite 202, Bay City MI, 48708, our telephone number is (989) 509-5998. The information contained on our website is not part of this prospectus.



                                  THE OFFERING

The Company is registering for sale 20,000,000 shares of its common stock.



Price per share offered..............                            $1.00

Securities offered..............                            20,000,000 shares

Common stock outstanding before the offering..............    19,000,000 shares

Common stock to be outstanding after the offering.........    39,000,000 shares

                                  RISK FACTORS

An Investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be materially harmed.


                          RISKS RELATED TO OUR BUSINESS

o We have a history of operating losses. There is no assurance that we will be profitable in the future.

The Company incurred a net loss of $30,128 and $81,583 for the years ended December 31, 2005 and December 31, 2006, respectively and as of September 30, 2007, we had a net loss of $138,058 and an accumulated deficit of $251,365. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

We cannot be sure that we will achieve profitability in fiscal 2008 or thereafter. Continuing losses may exhaust our capital resources and force us to discontinue operations.

 o We are substantially dependent upon the success and market acceptance of single chip technology. The failure of the single chip market to develop as we anticipate would adversely affect our business.

The Company's success is largely dependent on increased market acceptance of single chip technology. Potential customers for this technology may be reluctant to adopt the design as an alternative to more traditional two or three chip technologies that are available in the market. If acceptance of single chip technology does not continue to grow, then the Company's revenues may be significantly reduced.

o If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our potential products.

The peripheral IC market is rapidly evolving. The Company's failure to respond effectively to changes in technology, customer requirements or industry standards could render its products less competitive or obsolete. The Company may not be able to introduce any new products or any enhancements to its existing products on a timely basis, or at all. In addition, the introduction by the Company of any new products could adversely affect the sales of certain of its existing products. If the Company's competitors develop new, innovative technology that are superior to the Company's products or if the Company fails to accurately anticipate market trends and respond on a timely basis with its own innovations, the Company may not achieve sufficient growth in its revenues to attain profitability.

o Product defects could cause the Company to incur significant product liability, warranty, repair and support costs and damage its reputation which would have a material adverse effect on its business.

Although the Company rigorously tests its products, defects may be discovered in future or existing products. These defects could cause the Company to incur significant warranty, support and repair costs and divert the attention of its research and development personnel. It could also significantly damage the Company's reputation and relationship with its distributors and customers which would adversely affect its business. In addition, such defects could result in personal injury or financial or other damages to customers who may seek damages with respect to such losses. A product liability claim against the Company, even if unsuccessful, would likely be time consuming and costly to defend.

o The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

Many of the Company's competitors have far greater name recognition and greater financial, technological and marketing resources than the Company. This may allow them to respond more quickly to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources to the research, development, promotion, sale and support of their products than the Company. In addition, the Company also faces competition from a number of smaller manufacturers that have developed similar products. The relatively low barriers to entry into the "no brand" mobile industry permits new competitors to enter the industry easily. If the Company is unable to compete successfully in this highly competitive market, its future prospects of success may be harmed.

o The loss of our senior management and failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth.

We depend on the continued service of our senior management. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.

o Economic downturns in general would have a material adverse effect on the Company's business, operating results and financial condition.

The Company's operations may in the future experience substantial fluctuations from period to period as a consequence of general economic conditions affecting consumer spending. Therefore, any economic downturns in general would have a material adverse effect on the Company's business, operating results and financial condition.

o Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

Risks related to this offering.

o We may need additional funds in the future. We may be unable to obtain additional funds or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents along with cash generated from operations will be sufficient to fund our operating expenses and capital requirements through December 31, 2008, although there is no assurance of this result, we may need funds in the future.

If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities.

o If we raise additional funds by selling additional shares of our capital stock, the ownership interests of our stockholders will be diluted.

o You may experience difficulty in trading our common stock because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Prior to this offering, there has been no public market for the common stock of the Company, and there can be no assurance that an active trading market will develop or be sustained after this offering. The initial public offering price will be determined arbitrarily and may not be indicative of the market price of the common stock after this Offering. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards affecting the mobile phone and/or software industry, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stocks of technology companies. These types of broad market fluctuations may adversely affect the market price of the Company's common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation could result in substantial costs and a diversion of management's attention and resources which could have a material adverse effect upon the Company's business, operating results or financial condition.

o Our common stock may be subject to "penny stock" rules which may be detrimental to investors.


The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. The securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of purchasers in this offering to sell the Common Stock offered hereby in the secondary market.

o Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.


Sales of a substantial number of shares of common stock in the public market after this offering could materially adversely affect the market price of the common stock. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

 o We do not anticipate paying any dividends.

No dividends have been paid on the common stock of the Company. The Company does not intend to pay cash dividends on its common stock in the foreseeable future, and anticipates that profits, if any, received from operations will be devoted to the Company's future operations. Any decision to pay dividends will depend upon the Company's profitability at the time, cash available and other relevant factors.


                           FORWARD-LOOKING STATEMENTS

In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 USE OF PROCEEDS

We are offering up to a total of 20,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 per share. We believe that if all shares offered under this prospectus are sold, the proceeds will be sufficient to fund our operations for twelve months. Set forth below is the Company's proposed use of proceeds assuming the sale of all shares of common stock offered hereunder:


1. Working Capital. The Company plans to expand its product line, staff, facilities and equipment. Working capital will support the administration and management of the development of its lighting ranges and the distribution thereof.

2.       Purchasing Manufacturing Facilities and Testing Equipment.

3. Research & Development for New Product. The Company anticipates expanding its research and development staff to enhance its sales and market position by developing new and innovative products.

4.       Inventory. The Company anticipates expanding its inventory.

5. Marketing/Advertising/Promotion. The Company anticipates expanding its marketing staff to enhance its marketing efforts. In addition, the Company anticipates continuing to exhibit its products in the leading semiconductor trade shows and increasing its advertising in leading industry publications.

6. Product Certification and Patent Filing. The Company anticipates incurring patent filing fees and certification fees as it continues to develop new and innovative products.

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the shares in this offering solely for the purpose of calculating the registration fee pursuant to Rule 457 and it is not an indication of our actual value. Therefore, the offering price bears no relationship to our book value, assets or earnings, or to any other recognized measure of value and it should not be regarded as an indicator of any future market price of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of September 30, 2007, the net tangible book value of our shares of common stock was $(99,253) or approximately $(0.0052) per share, based upon an aggregate of 19,000,000 shares of common stock outstanding.

Upon completion of this offering, if all of the shares to be offered by us are sold, the net tangible book value of the 39,000,000 shares of common stock to be outstanding will be $19,900,747, or approximately $0.51 per share. The amount of dilution shareholders in this offering will incur will be $0.49 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.5152 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.51 per share.

After completion of this offering, if the maximum offering of 20,000,000 shares of common stock are sold, shareholders in this offering will own approximately 51.28% of the total number of shares then outstanding for which the aggregate capital contribution was $20,000,000, or $1.00 per share. The Company's existing shareholders as of September 30, 2007, will own approximately 48.72% of the total number of shares then outstanding.


                              PLAN OF DISTRIBUTION

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to sell their shares. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards affecting the lighting and/or software industry, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stocks of technology companies. These types of broad market fluctuations may adversely affect the market price of the Company's common stock.

The Company is offering 20,000,000 shares of common stock, using our Chief Executive Officer, on a self-underwritten, best-efforts basis. There is no minimum amount of securities that the Company must sell in order to receive any subscriptions. The common stock will be offered at a price of $1.00 per share. This offering will commence on the date of this prospectus and will continue until the earlier of April 2008, or the date all of the shares offered are sold, or we otherwise terminate the offering.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states, where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to the Company. No escrow account has been established, and all subscription funds will be paid directly to the Company.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Arise Technologies Inc.,, 300 Center Avenue, Suite 200, Bay City, Michigan 48708. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

                                LEGAL PROCEEDINGS

 The Company is not currently a party to any material legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following persons are our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

NAME                        AGE     OFFICES HELD
----                        ---     ------------

Shih Liang                  48      Chief Executive Officer,
                                    President and Director


Chieh-Hsi Lin               42      Chief Financial Officer,
                                    Secretary, Treasurer
                                    And Director

The business address for each of our officers and directors is 300 Center Ave., Suite 202, Bay City, MI 48708.

MR. SHIH LIANG
CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Prior to joining the Company in June of 2004, Mr. Liang was the Vice President of Progate Group Co., from January 2002 until March 2003, From April 2003 until May 2004, Mr. Liang was Vice President of Intellectual Property Library. He received his Bachelor's Degree in Electrical Engineering from National Taiwan Technology University and his Master's Degree in Electrical Engineering from the State University of New York at Stony Brook.

MS. CHIEH-HSI LIN
CHIEF FINANCIAL OFFICER, SECRETARY, TREASURER AND DIRECTOR

Prior to joining the Company in 2004, Ms. Lin was the Chief Officer of Full Gospel Businessmen's Fellowship International, Taiwan Branch, from July 1993 to July 2003. From August 2003 until May 2004 Ms. Lin was Director of Taiwan's branch of the Mecnet Technology Co. She received her education at the National Taipei College of Nursing.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 30, 2007, by:

o all persons who are beneficial owners of five percent (5%) or more of our common stock;

o each of our directors;

o each of our executive officers; and

o all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the following table is based on 19,000,000 shares of common stock outstanding as of December 13, 2007.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 7, 2008, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


------------------ ------------------------------------ ---------------------- ----------------- ----------------------
TITLE OF CLASS     NAME AND ADDRESS OF OWNER            TITLE                  AMOUNT OWNED      PERCENTAGE OF ISSUED
                                                                               BEFORE OFFERING   COMMON STOCK
------------------ ------------------------------------ ---------------------- ----------------- ----------------------
Common Stock       Shih Liang                           CEO, President and          2,230000              11.74%
                   4F No 9 Mingde Rd.                   Director
                   Xindian City Taipei
                   County 231
                   Taiwan ROC
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Chieh-Hsi Lin                        CFO, Secretary,             2,000,000             10.53%
                   4F No 9 Mingde Rd.                   Treasurer and Director
                   Xindian City Taipei
                   County 231
                   Taiwan ROC
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Circletex Corp.*                     Shareholder                 1,600,000              8.42%
                   300 Center Ave
                   Suite 202
                   Bay City, MI 48708
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Triad Trading Ventures*              Shareholder                 1,000,000              5.26%
                   Cond Los Faroles 50 Metros Arr
                   Desamparados, SA
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Eden Holding Inc.*                   Shareholder                 1,000,000              5.26%
                   Room 51, 5th Floor, Britannia House
                   Jalan Cator Bandseri
                   Begawan BS 8811, Negara
                   Brunnei Darussalam
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Gideon Holding Inc.*                 Shareholder                 1,000,000              5.26%
                   13F-4 No. 207
                   Tun-Hua North Rd.
                   Taipei 105
                   Taiwan (R.O.C.)
------------------ ------------------------------------ ---------------------- ----------------- ----------------
Common Stock       Ariseshine Technology Inc.*          Shareholder                 8,000,000             42.11%
                   Room 51, 5th Floor, Britannia House
                   Jalan Cator Bandseri
                   Begawan BS 8811, Negara
                   Brunnei Darussalam
------------------ ------------------------------------ ---------------------- ----------------- ----------------

*    Nitin Amersey is the principle of Circletex Corp.
* Markand Amersey, the son of Nitin Amersey, is the principle of Triad Trading Ventures
*    Chuan-Chen Hu is the principle of Eden Holding Inc.
*    Chih-Mi-Yu is the principle of Gideon Holdings, Inc.
* Shih Liang the CEO, President and Director of the Company and Chieh-Hsi Lin the CFO, Secretary, Treasurer and Director of the Company are principles of Ariseshine Technologies, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation.

Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro-rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


Our By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

On March 7, 2007, the Company entered into an acquisition agreement with Arise Technologies Co., Ltd., a Taiwanese corporation, pursuant to which the shareholders of Arise Technologies Co., Ltd. [Taiwan] were issued shares of the Company in exchange for their shares of Arise Technologies Co., Ltd. [Taiwan] resulting in Arise Technologies Co., Ltd. [Taiwan] becoming a wholly owned subsidiary of the Company. Specifically, for each share of common stock outstanding of Arise Technologies Co., Ltd. [Taiwan] (19,000,000 shares of Arise Technologies Co., Ltd. [Taiwan]were issued and outstanding at such time), 19,000,000 shares of common stock of the Company were issued in exchange for each such share (the aggregate of 19,000,000 shares of common stock of the Company). As a result of the closing, Arise Technologies Co., Ltd. [Taiwan] became a wholly owned subsidiary of the Company. In addition, pursuant to the Acquisition Agreement, all members of the Board of Directors of the Company were designated by the agreement until their successors were elected.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form S-1 was hired on a contingent basis or will receive a direct or indirect interest in Arise Technologies Inc.

                             DESCRIPTION OF BUSINESS

Arise Technologies Inc. initially developed and designed peripheral integrated circuits ("IC") for single chip mobile solutions and then pursued the development of mobile applications utilizing this single chip IC in the mobile entertainment market. In the mobile phone industry, the single chip IC (which integrates radio frequency ("RF"), baseband and power management in Complementary Metal Oxide Semiconductor ("CMOS") technology) has been a growing trend since 2006. Management believes this single chip IC will dramatically drop the major IC cost in the mobile phone market which will cause the demand of a low cost mobile device to increase within the markets of China, India and Latin America, as well as others.


INDUSTRY BACKGROUND

In the mobile phone industry, the single chip IC (integrates RF, baseband and power management in CMOS technology) is predicted to become a major trend. In management's opinion, this single chip IC will dramatically drop the major IC cost in the mobile phone market which will increase the demand for a low cost mobile device in markets such as China, India and Latin America as well as others.

Another factor that impacts mobile phone Basic Online Memory ("BOM"), is flash chips. Flash chips are constructed of either NOR (developed by Intel), or NAND (developed by Toshiba) logic gates. NOR works like a computer's memory, while NAND functions like a hard disk. The Company's single chip IC utilizes NAND flash. NAND is more durable and less expensive. The cells are denser, and erasing and writing are faster and the management believes that the market for NAND flash will grow exponentially in the next few years. The cost difference between NOR and NAND is getting smaller and NAND will be a major storage device in the future market. If a low cost but high density NAND can be used in the mobile phone, this will reduce the cost of a mobile phone significantly, and the boot software could be stored in one Pseudo Static Random Access Memory ("PSRAM"). Mobile phones will continue to evolve into a broad IT device with a variety of applications which include voice, camera, PDA, MP3 and mobile television. Ideally, a mobile phone with a low cost single chip platform plus a low cost peripheral IC added together with a large NAND is very feasibly a niche market that Arise Technologies Inc. can focus their expertise upon.

OUR BUSINESS

Arise Technologies Inc. developed and designed peripheral IC for single chip mobile solutions and then pursued the development of mobile applications in the mobile entertainment market. In the mobile phone industry, the single chip IC (which integrates RF, baseband and power management in CMOS technology) has been a growing trend since 2006. This single chip IC will dramatically drop the major IC cost in the mobile phone market which causes the demand of a low cost mobile device to increase within the markets of China, India and Latin America, as well as others.

PRODUCTS

The Company's current products include the following:

o Modem Module. This modem module currently uses NXP Semiconductor Co.'s ("NXP") single chip Si4904. Arise Technologies, Inc. is the only company to develop mobile protocol software for this chip. Therefore, NXP, a subsidiary of Phillips Company, will protect the right to sell Si40904 in the Greater China area. To management's knowledge, there is no other company besides Arise Technologies Inc. that can support this protocol.

o Ultra Low-Cost Mobile Phone: The Company's peripheral IC design allows for a low-cost mobile phone that includes "make call" and MP3.

o Multimedia Mobile Phone: A multi-functional mobile phone that contains "make call", MP3, camera and MP4 with a 1.8" LCD Display.

PRODUCT DEVELOPMENT

The Company has the following products under development.

o 3.0" LCD touch panel mobile phone. Currently working on a PCB layout and MMI (Men Machine Interface) implementation. The Company is expecting to have a prototype by January 2008.

o 2.75G EDGE Mobile phone. Currently working on a PCB layout. A working prototype is expected by February 2008.

o 3.0" LCD touch panel mobile phone with DVB-T, analog TV and now working on a PCB layout and MMI implementation. Prototype expected by January 2008.

o Subsidiary ASIC. Working on system verification. Prototype by January 2008.

o    GPS Telematics.  Currently working on architecture research.
     Prototype expected by March 2008.

COMPETITION

Management expects that the single chip (combine baseband, RF, power management, multimedia as one IC) will be the leading trend for mobile phones since it is more cost effective and easier for product manufacturing. In mobile phones with 2.5G, 2.75G and 3G, Arise Technologies Inc. will use NXP single chip solution to create a powerful, cost effective mobile phone. The Company uses only the NXP single chip solution for mobile phone design. Since Arise is the only company to use this single chip solution to develop the protocol software for NXP Si4904, NXP will protect its right to sell this single chip (Si4904) in the greater China area since there is, to management's knowledge, no other company that can support this protocol. Other companies use a 2 or 3 chip baseband solution which is more expensive to manufacture. Arise also uses module design architecture which can shorten the design cycle 3 to 6 months.

The Company's principal competitor is MediaTek (MTK), a Taiwan IPO company. And although the company is large (approximately 700 employees) and dominates the "no brand" mobile phone industry in China, Arise Technologies Inc., believes in can compete due to the following:

o By using NXP solution, the cost is very competitive with MTK. With the same mobile phone functions as MTK, the Company needs only 200 pieces to be profitable whereas the competitor needs up to 300.

o NXP will provide 2.5G, 2.75G and 3G single chip solution. MTK only has a 2.5G solution. Their 2.75G and 3G solution is still under development and they won't have a solution until late 2008. It also won't be single chip which means the cost of manufacture will be high.

o The mobile phone and modem module designed by Arise Technologies Inc., have passed the RTCRB/GF/CE certification. Most of the "no brand" mobile makers in China, who are the Company's major competitors, did not pass any certification so their products can not be sold outside the China market. This includes MTK's products.

STRATEGY AND MARKETING

There are more than 200 MP3 makers in China who are facing a serious challenge for market/profit decrease due to iPOD and iPhone being introduced to the market. Some of the MP3 makers have large manufacturing capabilities but a limited number of products to produce. They want to have another big market product that can fully utilize the capacity. Mobile phones are their best option. But the barrier to manufacturing mobile phones is very high. Arise Technologies Inc.'s team can provide the turn-key solution such as providing the reference design then instruct these companies on how to manufacture a good quality mobile phone. These MP3 makers also have their own sales channels not only in China but also in other areas such as south-east Asia, Europe as well as other locations. The existing "no brand" providers can not sell products outside the China market because their product did not pass the RTCRB/GCF/CE certification, but Arise's solution has. Another important reason these MP3 makers want to work with Arise is the manufacturing process is easier since the Arise components cost is less. Arise's strategy is to work with one or two selected MP3 makers as a strategy partner to empower them to manufacturing mobile Printed Circuit Board Assembly ("PCBA"). Arise can also sell the same PCBA to other channels.

Based on management's estimates, if Arise can sell only 4 million pieces of the mobile phone PCBA, out of the total of up to 200 million pieces in the market per year, Arise can generate US $180 million dollars of profit in 2008 with the after-tax margin being around US $22 million.

Arise has set up a sales and marketing team - around ten people - within the Sheng Zheng area of China. This team has more than seven years of experience in consumer products and has a very good relationship with the MP3 makers. The major goals are to:

o Work with the Taiwan R&D team to define the product roadmap for the China market based on an agreed strategy.

o Component research to assure the price (BOM - Bill of Materials) is competitive and easy to obtain for manufacturing in China.

o Build up a strong relationship with MP3 makers and help to monitor smooth production.

o Provide the modem module for the niche portable market such as GPS makers, DSC makers, as well as others.

o Extend to the "no brand" market through China's local design houses (Current MTK users are looking for another option for mobile solutions).

INTELLECTUAL PROPERTY

Patents

Arise Technologies Inc., plans to apply for the IC patent for NFA (NAND Flash Adapter) in the first quarter of 2008. This is the core component to the IC. The scope of the patent will cover Taiwan, China and the US.

The NFA was a joint development effort between the Company and Winity. Winity will own the patent in the system while Arise will own the patent at the IC design level. For more information on this arrangement, please refer to the Business Agreement with Winity, sections 8.1, 8.2 and 8.3, located in the exhibits section of this filing.

Trademarks and Service Marks

None.

EMPLOYEES

The Company currently has fifteen employees in the following capacities:

                          CEO                        1
                          CFO                        1
                          Accountant                 2
                          R & D                      6
                          Sales                      3
                          Administration             2

FACILITIES

The Company does not own any real estate.

The Company leases its principal office at 11F, No. 268, Section 2, Bei Hsin Rd., Hsin Dian City, Taipei County, Taiwan, R.O.C. The term of the lease is one year from January 15, 2006, to January 15, 2007. Lease payments are US$42,000 per year. The lease contains renewal options.

The Company leases another office at Room 13A05, Cangsong Building, Chegongmiao Industrial Park, Sheng Zheng, China. The term of the lease is one year from March 1, 2006, to March 1, 2007. Lease payments are US$12,000 per year. This lease also contains renewal options.

The Company has no plans to acquire any property in the immediate future.

The Company believes that its current facilities are adequate for its needs through the next six months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. There are no written agreements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION ON PLAN OF OPERATION

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Form S-1 beginning on page F-1.

OVERVIEW

Arise Technologies Inc. initially developed and designed peripheral integrated circuits ("IC") for single chip mobile solutions and then pursued the development of mobile applications utilizing this single chip IC in the mobile entertainment market. In the mobile phone industry, the single chip IC (which integrates radio frequency ("RF"), baseband and power management in Complementary Metal Oxide Semiconductor ("CMOS") technology) has been a growing trend since 2006. Management believes this single chip IC will dramatically drop the major IC cost in the mobile phone market which will cause the demand of a low cost mobile device to increase within the markets of China, India and Latin America, as well as others.

The Company's current products include the following:

o Modem Module. This modem module currently uses NXP Semiconductor Co.'s ("NXP") single chip Si4904. Arise Technologies, Inc. is the only company to develop mobile protocol software for this chip. Therefore, NXP, a subsidiary of Phillips Company, will protect the right to sell Si40904 in the Greater China area. There is no other company besides Arise Technologies Inc. that can support this protocol.

o Ultra Low-Cost Mobile Phone: The Company's peripheral IC design allows for a low-cost mobile phone that includes "make call" and MP3.

o Multimedia Mobile Phone: A multi-functional mobile phone that contains "make call", MP3, camera and MP4 with a 1.8" LCD Display.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, valuation of options and warrants, intangible assets, long-lived assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

DISCONTINUED OPERATIONS

None.

RESULTS OF DISCONTINUED OPERATIONS

Not applicable

RESULTS OF OPERATIONS

COMPARISON OF FISCAL YEAR ENDED DECEMBER 31, 2006 TO FISCAL YEAR ENDED DECEMBER 31, 2005

We incurred net losses in the years ended December 31, 2006 and 2005 of $(81,583) and $(30,128) respectively as well as a net loss of $(138,058) for the nine months ended September 30, 2007, as we continued to implement our growth plans. The following table summarizes these results:


                                                                  Nine Months
                                   Year Ended     Year Ended         Ended
                                   December 31,   December 31,      Sept 30,
                                       2005           2006            2007
                                  -------------   ------------  --------------


 Revenues                         $     1465      $     32       $   62,263
                                  =============   ===========    ===========
 Operating Expenses               $   31,593      $  81,615      $  200,321
                                  =============   ===========    ===========
 Net Income (Loss)                $  (30,128)     $ (81,583)     $ (138,058)
                                  =============   ===========    ===========
 Net Loss Per Common Share,
  Basic and Diluted               $    (0.30)     $   (0.20)     $  (0.2761)
                                  =============   ===========    ===========


                                           December 31,          Sept 30,
                                  ---------------------------    -----------
                                       2005          2006           2007
                                  -------------   -----------    -----------


 Working Capital Deficiency       $    (4775)     $   37,342    $ (129,643)
                                  =============   ===========   ===========
 Total Assets                     $   28,114      $   40,790     $ 155,294
                                  =============   ===========   ===========
 Total Stockholders'
   (Deficiency) Equity            $     (684)      $  40,606     $ (99,253)
                                  =============   ===========   ===========
 Accumulated Deficit              $  (31,724)     $ (113,307)    $(251,365)
                                  =============   ===========   ===========

SALES. Sales decreased to $0 for the year ended December 31, 2006 from $1,440 for the year ended December 31, 2005. The $1,440 or 100%, decrease in sales was due to Arise having some consultant fee income in 2005. In 2006 Arise was focused on peripheral IC development .

COST OF GOODS SOLD. Cost of goods sold remained the same for both the year ended December 31, 2006 and the year ended December 31, 2005. During both of these years, the Cost of Goods Sold was $0.

NET LOSS. Net loss increased to($81,583)for the year ended December 31, 2006 from a net loss of ($30,128), for the year ended December 31, 2005. The increase in net loss was due to Arise being focused on peripheral IC development instead of production. Currently this IC is in the system integration stage.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased to $81,615 for the year ended December 31, 2006 from $31,593 for the year ended December 31, 2005. The increase in selling, general and administrative expenses are primarily related to the increase of Research and Development coinciding with the IC development.

DEPRECIATION, AMORTIZATION AND DEPLETION. Depreciation, amortization and depletion increased to $1890 for the year ended December 31, 2006 from $1,023 for the year ended December 31, 2005, reflecting a slight increase in fixed assets purchases.

INTEREST INCOME. Interest income increased to $32 for the year ended December 31, 2006, from $25 for the year ended December 31, 2005. The increase was due to the Company increasing the capital from US$30K to US$150K.

NET LOSS. For the year ended December 31, 2006, we incurred a net loss of $81,583, or $0.20 per share, as compared to a net loss of $30,128 for the year ended December 31, 2005, or $0.30 per share.

LIQUIDITY AND CAPITAL RESOURCES

Since 2005, operations have been financed primarily through loans, equity contributions from directors and executive officers and from third parties. As of December 31, 2006, we had $16,629 in cash and cash equivalents.

NET CASH USED IN CONTINUING OPERATIONS. During the fiscal year ended December 31, 2006, net cash used in continuing operations was $101,514 compared to $28,484 for the fiscal year ended December 31, 2005.

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES. During the fiscal period ended December 31, 2006, net cash provided by financing activities increased by $65,111 resulting from the issuance of 400,000 shares for $123,229 and a reduction of shareholders' loan of $28,615.

 The Company currently anticipates that its available cash in hand and cash resources from expected revenues will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next twelve months.

Our continued existence is dependent upon several factors, including increased sales volumes, increased market initiative, and the ability to achieve profitability from the sale of our product lines.

CONCENTRATION OF CREDIT RISK

None

CONTRACTUAL OBLIGATIONS

None


OFF-BALANCE SHEET ARRANGEMENTS

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

We do not believe that inflation in the cost of our raw materials has had in the past or will have in the future any significant negative impact on our operations. However, no assurance can be given that we will be able to offset such inflationary cost increases in the future.

RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Measurements ("SFAS 157"), which clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants. Further, the standard establishes a framework for measuring fair value in generally accepted accounting principles and expands certain disclosures about fair value investments. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for fiscal years ending November 16, 2006. The Company has determined that the provisions of SAB 108 do not have a material impact on its consolidated financial position, results of operations and cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The market risk inherent in our market risk sensitive products and designs are the potential losses arising from adverse changes in interest rate and foreign currency exchange rates.

FOREIGN CURRENCY EXCHANGE RATES

Our business is international in scope. As we expand, we may be affected by exchange rate fluctuations in foreign currencies relative to the U.S. dollar. We do not currently use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates.




                          REPORTS TO SECURITIES HOLDERS

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the issuance of shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of the offering of the shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file quarterly and annual reports and other information with the SEC; and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

                             DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. We currently lease the following properties.

The Company leases its principal office at 11F, No. 268, Section 2, Bei Hsin Rd., Hsin Dian City, Taipei County, Taiwan, R.O.C. The term of the lease is one year from January 15, 2006, to January 15, 2007. Lease payments are US$42,000 per year. The lease contains renewal options.

The Company leases another office at Room 13A05, Cangsong Building, Chegongmiao Industrial Park, Sheng Zheng, China. The term of the lease is one year from March 1, 2006, to March 1, 2007. Lease payments are US$12,000 per year. This lease also contains renewal options.

The Company believes that its current facilities are adequate for its needs through the next six months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. There are no written agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRINCIPAL MARKET OR MARKETS

On December 13, 2007, there were 19,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

APPROXIMATE NUMBER OF COMMON STOCK HOLDERS

As of December 13, 2007, there were approximately 26 holders of record of the Company's common stock as determined from the Company's transfer agent's list. Such list does not include beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies.

Of the 19,000,000 shares of common stock outstanding, 16,830,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

As of December 13, 2007, there are no outstanding options or warrants or other securities that are convertible into our common stock.

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 2,170,000 shares of our common stock that are not being offered by this registration statement that could be sold pursuant to rule 144 by non-affiliates.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share private sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

DIRECTORS' COMPENSATION

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

EXECUTIVE COMPENSATION
None.


OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

None.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

None.

                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for Arise Technologies Inc., by Cohen & Czarnik LLP, 17 State Street, 39th Floor, New York, New York, 10004.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

The financial statements of December 31, 2006, included in this prospectus have been audited by Michael F. Albanese CPA, an independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                                 TRANSFER AGENT

Our transfer agent is Bay City Transfer Agency and Registrar, Inc., 300 Center Avenue, Suite 202B, Bay City, Michigan 48708.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




Audited December 2005 Year End Financials....................................F1

Audited December 2006 Year End Financials....................................F2

September 30, 2007 Nine-month Ended Financials...............................F3

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005




TABLE OF CONTENTS                                                      PAGE NO.

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT                              1

BALANCE SHEET                                                            2

STATEMENT OF OPERATIONS                                                  3

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
         AND ACCUMULATED DEFICIT                                         4

STATEMENT OF CASH FLOW                                                   5

NOTES TO FINANCIAL STATEMENTS                                            6-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders of ARISE TECHNOLOGIES CO. LTD.

I have audited the accompanying balance sheet of ARISE TECHNOLOGIES CO. LTD. (a development stage company), as of December 31, 2005 and the related statement of operations, stockholders deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARISE TECHNOLOGIES CO. LTD. (a development stage company), as of December 31, 2005 and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained continuing operating losses and lacks sources of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael F. Albanese
-----------------------
Parsippany, New Jersey
February 5, 2008

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, New Jersey 07054



                           ARISE TECHNOLOGIES CO. LTD.

                                  BALANCE SHEET

                                     ASSETS

                                                               DECEMBER 31, 2005
                                                               -----------------
CURRENT ASSETS:
    Cash and equivalents                                               $ 23,878
    Other current assets                                                    145
                                                                       --------
       Total current assets                                              24,023

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $1,023                                                4,091
                                                                       --------
       TOTAL ASSETS                                                    $ 28,114
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accrued expenses                                                   $    183
    Other current liabilities                                            28,615
                                                                       --------
       Total current liabilities                                         28,798

STOCKHOLDERS' DEFICIT:

    Common stock, 0.308 par value; 500,000 shares authorized
    100,000 shares issued and outstanding on December 31, 2005           30,126
    Foreign currency adjustment                                             914
    Accumulated deficit                                                 (31,724)
                                                                       --------
       Total stockholders' deficit                                         (684)
                                                                       --------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $ 28,114
                                                                       ========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS



                           ARISE TECHNOLOGIES CO. LTD.

                             STATEMENT OF OPERATIONS

                                                                   YEAR ENDED
                                                               DECEMBER 31, 2005
                                                               -----------------

NET SALES                                                             $   1,440

COST OF GOODS SOLD                                                         --
                                                                      ---------
GROSS PROFIT                                                              1,440

OPERATING EXPENSES:
    Research and development                                             18,886
    Laboratory expenses                                                   4,430
    General and administrative                                            5,590
    Travel                                                                2,159
    Professional fees                                                       528
                                                                      ---------
       Total operating expenses                                          31,593
                                                                      ---------

LOSS FROM OPERATIONS                                                    (30,153)

NON-OPERATING INCOME
    Interest income                                                          25
                                                                      ---------
NET LOSS                                                              $ (30,128)
                                                                      =========

LOSS PER SHARE:
Basic and diluted loss per share                                      $   (0.30)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                                       100,000

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS



                           ARISE TECHNOLOGIES CO. LTD.

      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT

               For the Period January 1, 2005 to December 31, 2005




                                                      Foreign
                                                     Currency     Accumulated
                           Shares        Value      Adjustment       Deficit         Total
                         ------------------------------------------------------------------
Balance
  January 1, 2005         100,000      $ 30,126      $  1,130       $ (1,596)      $ 29,660

Foreign currency
  adjustment                 --            --            (216)          --             (216)

Net Loss                     --            --            --          (30,128)       (30,128)

                         --------      --------      --------       --------       --------
Balance at
  December 31, 2005       100,000      $ 30,126      $    914       $(31,724)      $   (684)
                         ========      ========      ========       ========       ========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS




                           ARISE TECHNOLOGIES CO. LTD.

                             STATEMENT OF CASH FLOW

                                                                FOR YEAR ENDED
                                                               DECEMBER 31, 2005
                                                               -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                           $(30,128)
    Adjustments to reconcile net loss to
       cash flows from operating activities
    Depreciation                                                            870
    Changes in assets and liabilities:
    Other receivables                                                       720
    Other current assets                                                   (133)
    Accrued expenses                                                        187
                                                                       --------
       Cash flows used in operating activities                          (28,484)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in shareholders' account                                    29,222
                                                                       --------
       Cash flows from financing activities                              29,222

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                    (691)
                                                                       --------
       NET INCREASE IN CASH AND EQUIVALENTS                                  47

CASH AND EQUIVALENTS -- Beginning of year                                23,831
                                                                       --------
CASH AND EQUIVALENTS -- End of year                                    $ 23,878
                                                                       ========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

       ARISE TECHNOLOGIES CO. LTD. - NOTES TO AUDITED FINANCIAL STATEMENTS

                                        8
NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Arise Technologies Co. Ltd. ("the Company") was incorporated as a limited liability company in Taiwan and registered under the law of the Republic of China in 2004 and commenced its operations on March 28, 2004. The principal activities of the company are the manufacturing and the sales of the single chip IC in the mobile phone.

As of December 31, 2005 Arise Technologies Co. Ltd. had authorized, issued and outstanding capital of $30,126 represented by 100,000 common shares with a par value of $0.308 per share.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.

                                                          DECEMBER 31, 2005
                                                          -----------------
                      Petty Cash and cash on hand            $         6
                      Checking and saving accounts                23,872
                                                              -----------
                                                             $    23,878
                                                              ===========


FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

INVENTORY - There was no inventory for the year ended December 31, 2005.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the

       ARISE TECHNOLOGIES CO. LTD. - NOTES TO AUDITED FINANCIAL STATEMENTS related assets. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

Renewals and improvements are treated as capital expenditure and depreciated accordingly. Maintenance and repairs are charged to expenses as incurred.

On December 31, 2005 the net value of the property and equipment was $4,091.

                                            2005
                                         -----------
Transportation Equipment             $        5,114
Accumulated Depreciation                    (1,023)
                                         -----------
                                     $        4,091
                                         ===========

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point;
(3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off- balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Common stock is translated on the date of the issuance. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

       ARISE TECHNOLOGIES CO. LTD. - NOTES TO AUDITED FINANCIAL STATEMENTS



NOTE 3 - LOSS PER SHARE

On December 31, 2005, the loss per share was $(0.30) based on a weighted average of 100,000 shares of common stock outstanding.

NOTE 4 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States taxes.

NOTE 5 - STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT

On December 31, 2005 there were 100,000 shares of common stock issued and outstanding with a value of $30,126. Foreign currency adjustment had a value of $914 and the accumulated deficit for the year ended December 31, 2005 was $(31,724).

NOTE 6 - SUBSEQUENT EVENTS

Arise Technologies Inc., a non-operating private company, incorporated in the State of Nevada, that has substantially the same shareholders as Arise Technologies Co. Ltd, entered into a share exchange transaction with Arise Technologies Co. Ltd. on March 7, 2007, for the purpose of the subsequent acquisition of the interest of Arise Technologies Inc. as described below. Pursuant to the terms of the transaction, Arise Technologies Inc. issued 500,000 shares of their capital stock for 500,000 shares of Arise Technologies Co., Ltd. capital stock, and as a result, Arise Technologies Inc. became the parent company of Arise Technologies Co. Ltd. After the share exchange transaction between Arise Technologies Inc. and the shareholders of Arise Technologies Co. Ltd. was complete, there were 500,000 shares of Arise Technologies Inc. outstanding and the shareholders of Arise Technologies Inc. were substantially the same as the shareholders of Arise Technologies Co. Ltd. prior to the share exchange. Consequently, the share exchange between Arise Technologies Inc. and the shareholders of Arise Technologies Co. Ltd. has been accounted for as an acquisition of Arise Technologies Inc., with no adjustment to the historical basis of the assets and liabilities of Arise Technologies Co. Ltd.

Arise Technologies Inc. is in the process of an SB-2 filing to become a public company.

Arise Technologies Inc. has an administrative office in Bay City, Michigan and headquarters in Taipei, Taiwan. Jason Hu is the only appointed director and he holds the position of President, Secretary, and Treasurer.

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

TABLE OF CONTENTS                                                      PAGE NO.

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT                                1

BALANCE SHEET                                                               2

STATEMENT OF OPERATIONS                                                     3

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         AND ACCUMULATED DEFICIT                                            4

STATEMENT OF CASH FLOW                                                      5

NOTES TO FINANCIAL STATEMENTS                                              6-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF ARISE TECHNOLOGIES CO. LTD.:


I have audited the accompanying balance sheet of Arise Technologies Co. Ltd. as of December 31, 2006 and the related statements of operations, stockholders equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Arise Technologies Co. Ltd. as of December 31, 2006 and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained continuing operating losses and lacks sources of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

---------------------------------




/s/ Michael F. Albanese
------------------------
MICHAEL F. ALBANESE, CPA

Parsippany, New Jersey
September 12, 2007


                           ARISE TECHNOLOGIES CO. LTD.

                                  BALANCE SHEET

                                     ASSETS

                                                               DECEMBER 31, 2006
                                                               -----------------
CURRENT ASSETS:
    Cash and equivalents                                              $  16,629
    Other receivable                                                     19,941
    Other current assets                                                    956
                                                                      ---------
       Total current assets                                              37,526

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $ 1,890
    Total transportation equipment                                        3,264
                                                                      ---------
       TOTAL ASSETS                                                   $  40,790
                                                                      =========

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accrued expenses                                                  $     184
                                                                      ---------
       Total current liabilities                                            184

STOCKHOLDERS' EQUITY :

    Common stock, 0.308 par value; 500,000 shares authorized,
    500,000 shares issued and outstanding on December 31, 2006          153,355
    Foreign currency adjustment                                             558
    Accumulated deficit                                                (113,307)
                                                                      ---------
       Total stockholders' equity                                        40,606

                                                                      ---------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  40,790
                                                                      =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                           ARISE TECHNOLOGIES CO. LTD.

                             STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                               DECEMBER 31, 2006
                                                               -----------------

NET SALES                                                             $    --

COST OF GOODS SOLD                                                         --
                                                                      ---------
GROSS PROFIT                                                               --

OPERATING EXPENSES:
    Research and development                                             58,406
    Laboratory expenses                                                  13,643
    General and administrative                                            6,007
    Travel                                                                2,431
    Professional fees                                                     1,128
                                                                      ---------
       Total operating expenses                                          81,615
                                                                      ---------

LOSS FROM OPERATIONS                                                    (81,615)

NON-OPERATING INCOME
    Interest income                                                          32

                                                                      ---------
NET LOSS                                                              $ (81,583)
                                                                      =========

LOSS PER SHARE:
Basic and diluted loss per share                                      $   (0.20)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                                       401,370

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



                           ARISE TECHNOLOGIES CO. LTD.

      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT

               For the Period January 1, 2006 to December 31, 2006




                                                         Foreign
                                                         Currency       Accumulated
                            Shares         Value        Adjustment        Deficit         Total
                          -----------------------------------------------------------------------
Balance at
  December 31, 2005        100,000      $  30,126      $     914       $ (31,724)      $    (684)

Shares issued for cash     400,000        123,229           --              --           123,229

Foreign currency
  adjustment                  --             --             (356)           --              (356)

Net Loss                      --             --             --           (81,583)        (81,583)
                         ---------      ---------      ---------       ---------       ---------
Balance
  December 31, 2006        500,000      $ 153,355      $     558       $(113,307)      $  40,606
                         =========      =========      =========       =========       =========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                           ARISE TECHNOLOGIES CO. LTD.

                             STATEMENT OF CASH FLOWS

                                                                 FOR YEAR ENDED
                                                               DECEMBER 31, 2006
                                                               -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $ (81,583)
    Adjustments to reconcile net loss to
       cash flows from operating activities
    Depreciation                                                            861
    Changes in assets and liabilities:
    Other receivables                                                   (19,981)
    Other current assets                                                   (812)
                                                                      ---------
       Cash flows from operating activities                            (101,514)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Decrease in shareholders' account                                   (28,896)
    Shares issued for cash                                              123,229
                                                                      ---------
       Cash flows from financing activities                              94,333

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                     (68)
                                                                      ---------
       NET DECREASE IN CASH AND EQUIVALENTS                              (7,249)

CASH AND EQUIVALENTS -- Beginning of year                                23,878
                                                                      ---------
CASH AND EQUIVALENTS -- End of year                                   $  16,629
                                                                      =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           ARISE TECHNOLOGIES CO. LTD.

                      NOTES TO AUDITED FINANCIAL STATEMENTS



NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Arise Technologies Co. Ltd. ("the Company") was incorporated as a limited liability company in Taiwan and registered under the law of the Republic of China in 2004 and commenced its operations on March 28, 2004. The principal activities of the company are the manufacturing and the sales of the single chip IC in the mobile phone.

As of December 31, 2006, the company's authorized, issued and outstanding capital of $153,355 is represented by 500,000 common shares with a par value of $0.308 per share.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.

                                               2006
                                          ------------
    Petty cash and cash on hand       $        1,158
    Checking and saving accounts              15,471
                                          ------------
                                      $       16,629
                                          ============


FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

INVENTORY - There was no inventory for the year ended December 31, 2006.

                           ARISE TECHNOLOGIES CO. LTD.

                      NOTES TO AUDITED FINANCIAL STATEMENTS




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

Renewals and improvements are treated as capital expenditure and depreciated accordingly. Maintenance and repairs are charged to expenses as incurred.

On December 31, 2006 the net value of the property and equipment was $3,264.

                                           2006
                                        -----------
Transportation Equipment            $     5,154
Accumulated Depreciation                  (1,890)
                                        -----------
                                    $     3,264
                                        ===========

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point;
(3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off- balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Common stock is translated on the date of the issuance. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates

                           ARISE TECHNOLOGIES CO. LTD.

                      NOTES TO AUDITED FINANCIAL STATEMENTS




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

NOTE 3 - LOSS PER SHARE

On December 31, 2006, the loss per share was $(0.20) based on a weighted average of 401,370 outstanding.

NOTE 4 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States taxes.

NOTE 5 - STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT

During 2006, the company issued 400,000 common shares with a par value of $0.308 per share and a value of $123,229.

On December 31, 2006, there were 500,000 shares issued and outstanding with a value of $153,355. Foreign currency adjustment had a value of $558 and the accumulated deficit for the year ended December 31, 2006 was $(113,307).

NOTE 6 - RELATED PARTY TRANSACTIONS

The other receivable is with a related party and is non-interest bearing. The balance was $19,941 as of December 31, 2006 and is due in 2007.

NOTE 7 - SUBSEQUENT EVENTS

Arise Technologies Inc., a non-operating private company, incorporated in the State of Nevada, that has substantially the same shareholders as Arise Technologies Co. Ltd., entered into a share exchange transaction with Arise Technologies Co. Ltd. on March 7, 2007, for the purpose of the subsequent acquisition of the interest of Arise Technologies Inc. as described below. Pursuant to the terms of the transaction, Arise Technologies Inc., issued 500,000 shares of their capital stock for 500,000 shares of Arise Technologies Co. Ltd. capital stock, as a result, Arise Technologies Inc. became the parent company of Arise Technologies Co. Ltd. After the share exchange transaction between Arise Technologies Inc. and the shareholders of Arise Technologies Co. Ltd. was complete, there were 500,000 shares of Arise Technologies Inc. outstanding and the shareholders of Arise Technologies Inc. were substantially the same as the shareholders of Arise Technologies Co. Ltd. prior to the share exchange. Consequently, the share exchange between Arise Technologies Inc. and

                           ARISE TECHNOLOGIES CO. LTD.

                      NOTES TO AUDITED FINANCIAL STATEMENTS


NOTE 7 - SUBSEQUENT EVENTS - (CONTINUED)

the shareholders of Arise Technologies Co. Ltd. has been accounted for as an acquisition of Arise Technologies Inc., with no adjustment to the historical basis of the assets and liabilities of Arise Technologies Co. Ltd.

Arise Technologies Inc. is in the process of an SB-2 filing to become a public company.

Arise Technologies Inc. has an administrative office in Bay City, Michigan and headquarters in Taipei, Taiwan. Jason Hu is the only appointed director and he holds the position of President, Secretary, and Treasurer.

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

                           ARISE TECHNOLOGIES CO. LTD.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

TABLE OF CONTENTS                                                      PAGE NO.

BALANCE SHEET                                                             1

STATEMENT OF OPERATIONS                                                   2

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         AND ACCUMULATED DEFICIT                                          3

STATEMENT OF CASH FLOW                                                    4

NOTES TO FINANCIAL STATEMENTS                                            5-7


                             ARISE TECHNOLOGIES INC.

                           CONSOLIDATED BALANCE SHEETS
                                    Unaudited

                                     ASSETS
                                                                SEPTEMBER 30,  DECEMBER 31,
                                                                    2007           2006
                                                                  ---------    ---------
CURRENT ASSETS:
    Cash and equivalents                                          $  50,976    $  16,629
    Short term investments                                           60,953         --
    Inventories                                                       3,048         --
    Other receivable                                                   --         19,941
    Other current assets                                              9,927          956
                                                                  ---------    ---------
       Total current assets                                         124,904       37,526

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $2,517
    Total machinery and equipment                                     2,603        3,264

INTANGIBLE ASSETS
    Patents                                                          27,787         --
                                                                  ---------    ---------
       TOTAL ASSETS                                               $ 155,294    $  40,790
                                                                  =========    =========

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts Payable                                              $  40,666    $    --
    Shareholders' Current Account                                   213,337         --
    Receipts under custody                                              360         --
    Accrued expenses                                                    184          184
    Other current liabilities                                          --           --
                                                                  ---------    ---------
       Total current liabilities                                    254,547          184

STOCKHOLDERS' EQUITY :
    Common stock, 0.308 par value; 500,000 shares authorized,
    500,000 shares issued and outstanding on September 30, 2007     153,355      153,355
    Foreign currency translation                                     (1,243)         558
    Accumulated deficit                                            (251,365)    (113,307)
                                                                  ---------    ---------
       Total stockholders' equity                                   (99,253)      40,606

                                                                  ---------    ---------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 155,294    $  40,790
                                                                  =========    =========



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



                             ARISE TECHNOLOGIES INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited

                                         FOR NINE       FOR NINE     JUNE 28, 2004   JUNE 28, 2004
                                       MONTHS ENDED   MONTHS ENDED   (INCEPTION) TO  (INCEPTION) TO
                                     SEPT. 30, 2007  SEPT. 30, 2006  SEPT. 30, 2007  SEPT. 30, 2006
                                     ---------------------------------------------------------------
NET SALES                              $  62,222       $    --         $  65,324       $   3,102

COST OF GOODS SOLD                        60,525            --            60,525            --
                                       ---------       ---------       ---------       ---------
GROSS PROFIT                               1,697            --             4,799           3,102

OPERATING EXPENSES:
    Payroll                               18,251            --            18,251            --
    Research and development              74,248          73,364         151,540          92,250
    Laboratory expenses                     --              --            18,073           4,430
    General and administrative            17,639           4,252          29,236           9,842
    Travel                                 6,153           1,617          10,743           3,776
    Professional fees                     22,961             949          27,892           4,752
    Taxes                                    526             539             526             539
                                       ---------       ---------       ---------       ---------
       Total operating expenses          139,778          80,721         256,261         115,589
                                       ---------       ---------       ---------       ---------

LOSS FROM OPERATIONS                    (138,081)        (80,721)       (251,462)       (112,487)

NON-OPERATING INCOME
    Interest income                           41              24             115              66

NON-OPERATING EXPENSE
    Foreign exchange loss                     18            --                18            --
                                       ---------       ---------       ---------       ---------
NET LOSS                               $(138,058)      $ (80,697)      $(251,365)      $(112,420)
                                       =========       =========       =========       =========

LOSS PER SHARE:
Basic and diluted loss per share       $ (0.2761)      $ (0.2192)      $ (0.8840)      $ (0.6958)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                        500,000         368,132         284,357         161,564

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                             ARISE TECHNOLOGIES INC.

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT
                                    Unaudited

                 For the Period January 1, 2005 to June 30, 2007

                                                        Foreign
                                                       Currency      Accumulated
                           Shares         Value        Adjustment      Deficit           Total
                        -------------------------------------------------------------------------
Balance
  January 1, 2005          100,000      $  30,126      $   1,130       $  (1,596)      $  29,660

Foreign currency
  translation                 --             --             (216)           --              (216)

Net Loss                      --             --             --           (30,128)        (30,128)
                         ---------      ---------      ---------       ---------       ---------
Balance at
  December 31, 2005        100,000      $  30,126      $     914       $ (31,724)      $    (684)

Shares issued for cash     400,000        123,229           --              --           123,229

Foreign currency
  adjustment                  --             --             (356)           --              (356)

Net Loss                      --             --             --           (81,583)        (81,583)
                         ---------      ---------      ---------       ---------       ---------
Balance
  December 31, 2006        500,000      $ 153,355      $     558       $(113,307)      $  40,606

Foreign currency
  adjustment                  --             --           (1,801)           --            (1,801)

Net Loss                      --             --             --          (138,058)       (138,058)
                         ---------      ---------      ---------       ---------       ---------
Balance
  September 30, 2007       500,000      $ 153,355      $  (1,243)      $(251,365)      $ (99,253)
                         =========      =========      =========       =========       =========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                             ARISE TECHNOLOGIES INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Unaudited

                                                   FOR NINE       FOR NINE     JUNE 28, 2004   JUNE 28, 2004
                                                 MONTHS ENDED   MONTHS ENDED  (INCEPTION) TO  (INCEPTION) TO
                                                   SEPT. 30,      SEPT. 30,      SEPT. 30,       SEPT. 30,
                                                     2007           2006           2007            2006
                                                --------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                    $(138,058)      $ (80,696)      $(251,365)      $(112,420)
    Adjustments to reconcile net loss to
      Cash flows from operating activities
    Depreciation                                      633             649           2,532           1,687
    Changes in assets and liabilities:
    Other receivables                              19,592            --               331             720
    Other current assets                           (8,878)           (821)        (10,530)         (1,661)
    Inventory                                      (3,014)           --            (3,014)           --
    Accounts Payable                               40,219            --            40,219            --
    Other current liabilities                         356              93             356              93
    Accrued expenses                                 --              --               187             187
                                                ---------       ---------       ---------       ---------
      Cash flows from operating activities        (89,150)        (80,775)       (221,284)       (111,394)

CASH FLOWS FROM INVESTING ACTIVITES
    Acquisition of fixed assets                   (27,482)           --           (32,509)         (5,027)
    Acquisition of short-term investments         (60,284)           --           (60,284)           --
                                                ---------       ---------       ---------       ---------
      Net cash used in investing activities       (87,766)           --           (92,793)         (5,027)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in shareholders account              210,993         (29,048)        211,319             174
    Shares issued for cash                           --           123,229         123,229         123,229
                                                ---------       ---------       ---------       ---------
      Cash flows used in financing activities     210,993          94,181         334,548         123,403

EFFECT OF EXCHANGE RATE ON CASH                       269              37             377             213
                                                ---------       ---------       ---------       ---------
    NET INCREASE IN CASH AND EQUIVALENTS           34,346          13,443          20,848           7,195

CASH AND EQUIVALENTS - Beginning of year           16,629          23,878          30,126          30,126
                                                ---------       ---------       ---------       ---------
CASH AND EQUIVALENTS - End of year              $  50,975       $  37,321       $  50,975       $  37,321
                                                =========       =========       =========       =========

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

      ARISE TECHNOLOGIES INC. - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Arise Technologies Inc. ("the Company") was incorporated in the State of Nevada on March 7, 2007.

Arise Technology Co. Ltd. ("the subsidiary") was incorporated as a limited liability company in Taiwan and registered under the law of the Republic of China in 2004 and commenced its operations on June 28, 2004.

On March 7, 2007, the Board of Directors of Arise Technologies Inc. acquired Arise Technology Co. Ltd.

Arise Technologies Inc. has an administrative office in Bay City, Michigan and headquarters in Taipei, Taiwan. Jason Hu is the only appointed director and he holds the position of President, Secretary, and Treasurer.

As of September 30, 2007, the company's authorized, issued and outstanding capital of $153,355 is represented by 500,000 common shares with a par value of $0.308 per share.

The principal activities of the company are the manufacturing and the sales of the single chip IC in the mobile phone.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investment purchased with remaining maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

      ARISE TECHNOLOGIES INC. - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORY - The inventory was $3,048 as of September 30, 2007.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

Renewals and improvements are treated as capital expenditure and depreciated accordingly. Maintenance and repairs are charged to expenses as incurred.

On September 30, 2007 the net value of the property and equipment was $2,603.

                                       September 30
                                     ---------------
                                          2007

                                       -----------
Transportation Equipment             $      5,048
Accumulated Depreciation             $    (2,517)
                                       -----------
                                            2,603

                                       ===========

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point;
(3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off- balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Common stock is translated on the date of the issuance. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting

      ARISE TECHNOLOGIES INC. - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Changes in Interim Financial Statements SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

NOTE 3 - LOSS PER SHARE

On September 30, 2007 the loss per share was $(0.2761) based on a weighted average of 500,000 outstanding.

NOTE 4 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States taxes.

NOTE 5 - SHAREHOLDERS' EQUITY AND ACCUMULATED DEFICIT

December 31, 2005 there were 100,000 shares issued and outstanding with a value of $30,126. Foreign currency adjustment had a value of $914 and the accumulated deficit for the year ended December 31, 2005 was $(31,724).

During 2006, the company issued 400,000 common shares with a par value of $0.308 per share and a value of $123,229.

On September 30, 2007 there were 500,000 shares issued and outstanding with a value of $153,355. Foreign currency adjustment had a value of $(1,243) and the accumulated deficit as of September 30, 2007 was $(251,365).

NOTE 6 - RELATED PARTY TRANSACTIONS

There was a receivable with a related party that was non-interest bearing. This was paid in the third quarter 2007.

NOTE 7 - SUBSEQUENT EVENTS

The 500,000 shares of Arise Technology Co., Ltd. were exchanged on October 2, 2007 for 24,000,000 shares of Arise Technologies Inc. 19,000,000 were issued immediately and the other 5,000,000 will be issued for the first stage of fund raising.

                                20,000,000 SHARES

                             ARISE TECHNOLOGIES INC.

                                  COMMON STOCK

                                   PROSPECTUS

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 8, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to delivering a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                February 18, 2008

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of Arise Technologies Inc.. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Arise Technologies Inc.. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

(a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b) unlawful distributions; or

(c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our Bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Arise Technologies Inc., absent a finding of negligence or misconduct in office.

Our Bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


               SEC Registration Fee*................................. 4,000.00
               Printing registration statement and other documents*. 20,000.00
               Legal fees and expenses*..............................45,000.00
               Accounting fees and expenses*.........................45,000.00
               Miscellaneous expenses*...............................10,000.00
                                                                   -----------
               Total expenses*......................................124,000.00


*ESTIMATED


As of January 8, 2008, of the expenses incurred by Arise Technologies Inc. in connection with this offering, the entire amount of $124,000.00 (estimated) is outstanding.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.


---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                             AGGREGATE
NAMES/IDENTITIES OF PERSONS TO                                  AMOUNT OF                                    PRICE OF
WHOM SECURITIES ISSUED                   TITLE OF SECURITY      SECURITIES ISSUED            ISSUE DATE      SECURITY
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
Shih Liang                               Common                  2,230,000                        10/2/2007   *
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Chieh-Hsi Lin                            Common                 2,000,000                         10/2/2007   *
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Chih-Mi Yu                               Common                 500,000                           10/2/2007   *
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Circletex Inc                            Common                 1,600,000                         10/2/2007   **$1600
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Triad Trading Ventures Inc               Common                 1,000,000                         10/2/2007   **$1000
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Eden Holding Inc.                        Common                 1,000,000                         10/2/2007   **$1000
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Gideon Holding Inc                       Common                 1,000,000                         10/2/2007   **$1000
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Cheng-Hsien Liu                          Common                 20,000                            10/2/2007   *
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

Shiao-Shiang Yu                          Common                 50,000                            10/2/2007   *
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Ying-Man Lam                             Common                 50,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Pi-Yu Shih                               Common                 10,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Chih-Ching Fu                            Common                 100,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Hephzibah International Co., Ltd         Common                 600,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Chien-Yun Lee                            Common                 70,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Shih-Ming Wang                           Common                 50,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Ariseshine Technology Inc                Common                 8,000,000                         10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Chi-Fang Hsu                             Common                 40,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Chien-Ming Chen                          Common                 20,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Chi-Ming Hsu                             Common                 50,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Yu-Mei Chen                              Common                 20,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Yu-Hsiang Huang                          Common                 200,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Te-Yun Meng                              Common                 20,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Fong-Li Yu                               Common                 100,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Jyh-Kang Ting                            Common                 100,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
I-Ping Tu                                Common                 120,000                           10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------
                                                                                                              *
Jane Liang                               Common                 50,000                            10/2/2007
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

---------------------------------------- ---------------------- ----------------------- -------------------- -------------
TOTAL
                                                                19,000,000
---------------------------------------- ---------------------- ----------------------- -------------------- -------------

The transactions described above were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933 by reason that: (i) no commissions were paid for the issuance of security; (ii) the issuance of such security by the Company did not involve a "public offering"; (iii) the purchasers of each security were sophisticated and accredited investors; (iv) the offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial numbers of persons involved in such sales, size of the offering, manner of the offering and number of securities offered; and (v) in addition, each purchaser had the necessary investment intent as required by Section 4(2) since each purchaser agreed to and received security bearing a legend stating that such security is restricted pursuant to Rule 144 of the 1933 Securities Act. (These restrictions ensure that this security would not be immediately redistributed into the market and therefore not be part of a "public offering").

* These shareholders received their shares of common stock of the Company pursuant to an acquisition agreement which was consummated on March 7, 2007, by and between the Company and Arise Technologies Co., Ltd., a Taiwanese Corporation, pursuant to which the shareholders of Arise Technologies Co., Ltd. [Taiwan] were issued shares of the Company in exchange for their shares of Arise Technologies Co., Ltd.[Taiwan] resulting in Arise Technologies Co., Ltd. [Taiwan] becoming a wholly owned subsidiary of the Company. Specifically, for each share of common stock outstanding of Arise Technologies Co., Ltd. [Taiwan] (19,000,000 shares of Arise Technologies Co., Ltd. [Taiwan]were issued and outstanding at such time), 19,000,000 shares of common stock of the Company were issued in exchange for each such share (the aggregate of 19,000,000 shares of common stock of the Company). As a result of the closing, Arise Technologies Co., Ltd. [Taiwan] became a wholly owned subsidiary of the Company. In addition, pursuant to the acquisition agreement, all members of the Board of Directors of the Company were designated by the agreement until their successors were elected.

** This stock was issued for services. The services were valued at $0.001 per share.

ITEM 27. EXHIBITS.



   Exhibit
   Number       Description of Exhibits
 ----------     ----------------------

     3.1       Articles of Incorporation
     3.2       By-Laws
     4.1       Opinion of Attorney
     5.1 Mutual Development and License Contract between Arise Technology Co. Ltd, and Fitipower Integrated Technology Inc.
     6.1 ASIC Business Agreement between Arise Technology Co. Ltd., and Winity Technology Inc.
     10.1 Acquisition Agreement by and between the Company and Arise Technologies Co., Ltd., dated March 7, 2007.
     23.1      Consent of Michael F. Albanese, CPA
     99.1      Subscription Agreement

ITEM 28. UNDERTAKINGS.

We hereby undertake:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Arise Technologies Inc. pursuant to the foregoing provisions, or otherwise, Arise Technologies Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

Arise Technologies Inc. hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Color Stars certifies that we have reasonable grounds to believe that we meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, United States of America on February 18, 2008.

                                                ARISE TECHNOLOGIES INC.




DATE:  February 22, 2008                        BY: /s/ Shih Liang
                                                ------------------------
                                                SHIH LIANG
                                                CHIEF EXECUTIVE OFFICER,
                                                PRESIDENT AND DIRECTOR


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




/s/ Shih Liang             Chief Executive Officer,          February 22, 2008
---------------------      President and Director
Shih Liang

/s/ Chieh-His Lin          Chief Financial Officer,          February 22, 2008
---------------------      Secretary, Treasurer and
Chieh-Hsi Lin              Director